UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 10, 2009

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2009 Chenault Drive, Suite 114 Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-8280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 - Unregistered Sales of Equity Securities.

On approximately June 10, 2009, the Company and certain holders of its debt and certain holders of its Series D Preferred Stock agreed to convert their securities into shares of the Company’s common stock, par value $0.01 per share.  Such conversions were accomplished pursuant to Debt Conversion Agreements and Preferred Stock Conversion Agreements, the forms of which are filed as Exhibits to this Form 8-K.  In the aggregate, $13,146,386 of indebtedness was converted, accrued interest thereon was waived, and 78,250 shares of Series D Preferred Stock were converted.  A total of 420,953,422 shares of common stock were issued in connection with the conversions.

In addition, the Company issued to the converting security holders common stock purchase warrants, to purchase an aggregate of up to 105,238,355 shares of common stock, at a purchase price of $0.06 per share.  The warrants have a term of five (5) years from the date of issuance.

All of the converting security holders acquired their original securities in private transactions without any public offering, and without registration under applicable securities laws.  The warrants and shares of common stock issued to the converting security holders were issued in transactions exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) the Act.

Item 9.01 Financial Statements and Exhibits.

(c)

Exhibits.

10.1

Form of Debt Conversion Agreement.

10.2

Form of Preferred Stock Conversion Agreement.

10.3

Form of Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SECURITY SYSTEMS, INC.

Dated: June 12, 2009	By:	/s/ BROOKS SHERMAN
	Name:	Brooks Sherman
	Title:	Chairman of the Board and Chief Executive Officer

Exhibit Index

Exhibit No.

Description

10.1

Form of Debt Conversion Agreement.

10.2

Form of Preferred Stock Conversion Agreement.

10.3

Form of Common Stock Purchase Warrant.